Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER UNITS U-
SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [_________]

BLOCKCHAIN MOON ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE RIGHT,
EACH RIGHT ENTITLING THE HOLDER TO RECEIVE
ONE-TENTH OF ONE SHARE OF COMMON STOCK

AND ONE WARRANT TO PURCHASE ONE-HALF SHARE OF COMMON STOCK

THIS CERTIFIES THAT	is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, of par value $0.0001 per share (“Common Stock”), of Blockchain Moon Acquisition Corp., a Delaware corporation (the “Company”), one (1) right (the “Right”) and one redeemable warrant (the “Warrant(s)”). Each Warrant entitles the holder to purchase one-half (1/2) of one share of Common Stock with each two Warrants exercisable for $11.50 per share of Common Stock (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (“Business Combination”) and (ii) one year after the effective date of the registration statement relating to the Company’s initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption (the “Expiration Date”). Each Right entitles the holder to receive one-tenth of one share of Common Stock (subject to adjustment). The Common Stock, Warrant sand Rights comprising the Units represented by this certificate are not transferable separately prior to             , 2021, unless Chardan Capital Markets, LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Rights and Warrants are governed by a rights agreement (the “Rights Agreement”), dated as of [•], 2021, and a warrant agreement (the “Warrant Agreement”), dated as of [•], 2021, respectively, both between the Company and Continental Stock Transfer & Trust Company, as the rights agent and warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Rights Agreement and Warrant Agreement are on file at the office of Continental Stock Transfer & Trust Company at One State Street, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Chief Executive Officer	Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Name:
Title:

Blockchain Moon Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________ hereby sells, assigns and transfers unto _________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________ Units represented by the within Certificate, and hereby irrevocably constitutes and appoints ___________

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated            , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Common Stock sold in its initial public offering because it does not consummate an initial business combination by             , 2022, (ii) the Company redeems the Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated Certificate of Incorporation to modify the substance and timing of the Company’s obligation to redeem 100% of the Common Stock if it does not consummate and initial business combination by              , 2022, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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